Exhibit 4.2

NORFOLK SOUTHERN CORPORATION

as Issuer

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee
______________

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of August 26, 2010

to

INDENTURE

Dated as of January 15, 1991
______________

6% Senior Notes due 2105

TWELFTH SUPPLEMENTAL INDENTURE dated as of August 26, 2010, (the "Twelfth Supplemental Indenture"), between Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee to Morgan Guaranty Trust Company of New York (the "Trustee"), under the Indenture, dated as of January 15, 1991, between the Corporation and the Trustee (the "Base Indenture"), as amended by the Second Supplemental Indenture, dated as of April 26, 1999, between the Corporation and the Trustee (as so amended, the "Amended Base Indenture").

WHEREAS, pursuant to Sections 301 and 801 of the Amended Base Indenture,  the execution and delivery of the Ninth Supplemental Indenture dated as of March 11, 2005 between the Corporation and the Trustee (the "Ninth Supplemental Indenture") established and authorized the issuance of the Corporation's 6% Senior Notes due 2105, a new series of debt securities initially limited to an aggregate principal amount of $300,000,000 (the "2105 Series");

WHEREAS, on March 11, 2005 the Corporation issued $300,000,000 aggregate principal amount of debt securities of the 2105 Series (the "Prior Notes");

WHEREAS, Section 801(10) of the Amended Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any notes by the Corporation and the Trustee for the purpose of issuing additional debt securities of a series previously authorized;

WHEREAS, Section 201 of the Ninth Supplemental Indenture contemplates the reopening of the 2105 Series;

WHEREAS, the Corporation desires to reopen the 2105 Series and has requested the Trustee to join it in the execution and delivery of this Twelfth Supplemental Indenture in connection with the issuance by the Corporation of an additional $250,000,000 principal amount of debt securities of the 2105 Series (the "Additional Notes," and, together with the "Prior Notes," the "Notes"), the form and substance of such Additional Notes and the terms, provisions and conditions thereof being identical, except to the limited extent set forth herein, to the form, substance, terms, provisions and conditions of the Prior Notes, as provided in the Ninth Supplemental Indenture, and the Additional Notes shall be part of the 2105 Series;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Corporation and the Trustee, in accordance with its terms, and a valid supplemental indenture to the Amended Base Indenture have been done;

NOW THEREFORE, in consideration of the purchase and acceptance of the Additional Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Amended Base Indenture, the form and substance of the Additional Notes and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Trustee as follows:

ARTICLE I

Scope of Supplemental Indenture; General

SECTION 101.  Scope of Supplemental Indenture; General. This Supplemental Indenture supplements the provisions of the Amended Base Indenture and the Ninth Supplemental Indenture. Unless the context otherwise, requires, capitalized terms used but not defined herein have the meaning set forth in the Amended Base Indenture and the Ninth Supplemental Indenture.

ARTICLE II

Additional Notes

SECTION 201.  Designation and Authorization. The issuance of the Additional Notes is hereby authorized, and such Additional Notes shall be registered in the names of such Persons as shall be set forth in any written order of the Corporation for the authentication and delivery of Additional Notes pursuant to Section 303 of the Amended Base Indenture. The Additional Notes and the Prior Notes shall constitute a single series of debt securities under the Amended Base Indenture; and accordingly the authorized aggregate principal amount of the Securities of the 2105 Series is hereby limited to $550,000,000 (unless the 2105 Series is further "reopened" pursuant to Section 801(10) of the Amended Base Indenture by the issuance of additional debt Securities of the 2105 Series) and the terms and provisions of the Ninth Supplemental Indenture are hereby incorporated by reference into this Twelfth Supplemental Indenture and shall apply equally to the Additional Notes and the Prior Notes (including, without limitation, the restrictive covenants and the redemption provisions pursuant to Articles III and IV, respectively, of the Ninth Supplemental Indenture), other than the issue date, first date of interest accrual and first interest payment date of the Additional Notes, which shall be as set forth in the form of Additional Note attached hereto as Exhibit A.

ARTICLE III

Miscellaneous

SECTION 301.  Ratification of Amended Base Indenture, Ninth Supplemental Indenture and Twelfth Supplemental Indenture. The Amended Base Indenture and the Ninth Supplemental Indenture, as supplemented by this Twelfth Supplemental Indenture, are in all respects ratified and confirmed, and this Twelfth Supplemental Indenture shall be deemed part of the Amended Base Indenture in the manner and to the extent herein and therein provided.

SECTION 302.  Trustee Not Responsible for Recitals. The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture.

SECTION 303.  Governing Law. This Twelfth Supplemental Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 304.  Separability. In case any one or more of the provisions contained or incorporated by reference in this Twelfth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Twelfth Supplemental Indenture or of the Notes, but this Twelfth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 305.  Counterparts. This Twelfth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Twelfth Supplemental Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION
By
/s/ Marta R. Stewart
Name: Marta R. Stewart Title: Vice President and Treasurer

Attest:

By:	/s/ Howard D. McFadden
Name:	Howard D. McFadden
Title:	Corporate Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By
/s/ Patrick J. Crowley
Name: Patrick J. Crowley Title: Vice President

Attest:

By:	/s/ Barbara A. Nastro
Name:	Barbara A. Nastro
Title:	Vice President

[Signature Page to Twelfth Supplemental Indenture]

EXHIBIT A

(FORM OF FACE OF NOTE)

         This Note is a Global Note within the meaning of the Amended Base Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Amended Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. ______	CUSIP No. 655844 A V0

NORFOLK SOUTHERN CORPORATION

NOTE

DUE MARCH 15, 2105

(6% Senior Notes due 2105)

         NORFOLK SOUTHERN CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (herein called the "Corporation", which term includes any successor corporation under the Amended Base Indenture (as defined below) hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ________________ Dollars ($________) on March 15, 2105 and to pay interest thereon from March 15, 2010 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2010, at a rate of 6% per annum until the principal hereof is paid or made available for payment, and on any overdue principal and premium, if any, at a rate of 6% per annum and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 6% per annum compounded semi-annually. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (as defined below) shall be calculated as provided in the Amended Base Indenture. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on such date and no interest shall accrue on the amount so payable from the period from and after such Interest Payment Date or Maturity Date, as the case may be (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Amended Base Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Security, as defined in said Amended Base Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the March 1 and September 1 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Amended Base Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Corporation and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than 10 days prior to the date of payment.

         The indebtedness evidenced by this Note is, to the extent provided in the Amended Base Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Corporation, and this Note is issued subject to the provisions of the Indenture (as defined below). Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture by each Holder of unsecured and unsubordinated indebtedness of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such Holder or creditor upon said provisions.

         This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

------------------------------------------------------------

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

NORFOLK SOUTHERN CORPORATION
By:
Name:
Title:

Attest:

By:
Name:
Title:	Secretary or Assistant Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

         This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Amended Base Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:

Authorized Officer

Dated:

    ------------------------------------------------------------

(FORM OF REVERSE OF NOTE)

         This Note is one of a duly authorized series of securities of the Corporation (herein sometimes referred to as the "Security"), issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 15, 1991 (the "Base Indenture"), duly executed and delivered between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee to Morgan Guaranty Trust Company of New York (the "Trustee"), as amended by the Second Supplemental Indenture, dated as of April 26, 1999 between the Corporation and the Trustee (as so amended, the "Amended Base Indenture"), as supplemented by the Ninth Supplemental Indenture, dated as of March 11, 2005 (the "Ninth Supplemental Indenture") between the Corporation and the Trustee and as further supplemented by the Twelfth Supplemental Indenture, dated as of August 26, 2010 (the "Twelfth Supplemental Indenture"), between the Corporation and the Trustee (the Amended Base Indenture, as so supplemented by the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture, the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Security. By the terms of the Amended Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Amended Base Indenture. This Security is part of the series designated on the face hereof (the "Notes"), which series is limited in aggregate principal amount as specified in the Twelfth Supplemental Indenture.

         This Note may be redeemed in whole at any time or in part from time to time, at the Corporation's option, at a redemption price equal to the greater of (1) 100% of its principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield, as defined in the Ninth Supplemental Indenture, plus 20 basis points for the Note, plus, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

         In case an Event of Default, as defined in the Amended Base Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Amended Base Indenture.

         The Amended Base Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Security of each series affected to execute supplemental indentures for the purpose of adding any provisions to the Amended Base Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or to reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Amended Base Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (ii) reduce the percentage in principal amount of the Outstanding Security of any series, the Holders of which are required to consent to any such supplemental indenture or to waive certain defaults thereunder and their consequences provided for in the Amended Base Indenture; or (iii) modify any of the provisions of the Amended Base Indenture relating to supplemental indentures that require the consent of the Holders, or the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Amended Base Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby. The Amended Base Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Security of any series affected thereby, on behalf of all of the Holders of the Security of such series, to waive any past Default under the Amended Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security of such series or a Default in respect of a covenant or provision of the Amended Base Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Amended Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

         No reference herein to the Amended Base Indenture, the Ninth Supplemental Indenture or the Twelfth Supplemental Indenture and no provision of this Note or of the Amended Base Indenture, the Ninth Supplemental Indenture or the Twelfth Supplemental Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Amended Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment of this Note for registration of transfer of this Note, the Corporation, the Trustee, and any agent of the Corporation or the Trustee may treat the registered Holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Amended Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Amended Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Amended Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Note that are defined in the Amended Base Indenture, the Ninth Supplemental Indenture or the Twelfth Supplemental Indenture shall have the meanings assigned to them therein.

         THE AMENDED BASE INDENTURE, THE NINTH SUPPLEMENTAL INDENTURE, THE TWELFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.